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Exhibit 23.3

Consent of Merrill Lynch

        We hereby consent to the use of our opinion letter dated February 23, 2002 to the Board of Directors of Key Production Company, Inc. included as Annex B to the Proxy Statement/Prospectus which forms a part of Amendment No. 3 to the Registration Statement on Form S-4 relating to the proposed merger of Key Production Company, Inc. with and into Cimarex Energy Co. and to the references to such opinion therein in the sections entitled "Summary" and "The Merger." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
	By:	/s/ JOSEPH C. GATTO

August 15, 2002

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  Exhibit 23.3
Consent of Merrill Lynch